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Exhibit 23.2

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134623, 333-134559, 333-108023, 333-75862, 333-64943, 333-32186, and 333-123152) and Form S-8 (Nos. 333-155352, 333-148455, 333-148454, 333-136937, 333-118065, 333-106388, 333-101908, 333-99739, 333-65385, 333-65383, 333-60168, 333-60152, 333-54140, 333-49522, 333-32178, 333-25707, 333-124210, 333-126225 and 333-132248) of Cubist Pharmaceuticals, Inc. of our report dated as of December 31, 2008 relating to the valuation of financial securities which appears in this Form 10-K.

/s/ HOULIHAN SMITH & COMPANY INC. Houlihan Smith & Company Inc. Chicago, Illinois February 27, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT VALUATION FIRM